126720571.2 0034163-00079 760 SW Ninth Avenue, Suite 3000 Portland, OR 97205 T. 503.224.3380 F: 503.220.2480 November 8, 2024 NuScale Power Corporation 1100 NE Circle Blvd., Suite 200 Corvallis, OR 97330 Ladies and Gentlemen: We have acted as legal counsel to NuScale Power Corporation, a Delaware corporation (the “Company”), in connection with the offer and sale from time to time of shares of the Company’s Class A Common Stock, par value $0.0001 per share, for an aggregate price of up to $200,000,000 (the “Shares”) in “at the market offerings,” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the terms of a Sales Agreement dated November 8, 2024, between the Company and TD Securities (USA) LLC, UBS Securities LLC, B. Riley Securities, Inc., and Canaccord Genuity LLC (the “Sales Agreement”). The Shares are being offered and sold by the Company under a registration statement on Form S-3 originally filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2023 and declared effective by the Commission on June 8, 2023 (Registration No. 333-272342) (the “Registration Statement”), including a base prospectus dated June 8, 2023 (the “Base Prospectus”) and a prospectus supplement dated November 8, 2024 (together with the Base Prospectus, the “Prospectus”). In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) resolutions adopted by the Board of Directors of the Company, (iii) the Registration Statement and the exhibits thereto, (iv) the Prospectus and (v) the Sales Agreement. For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company. Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized, and when issued, delivered and paid for in accordance with the Sales Agreement, will be validly issued, fully paid and non-assessable. Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of Oregon and the

November 8, 2024 Page 2 126720571.2 0034163-00079 General Corporation Law of the State of Delaware. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Shares may be sold from time to time, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation should the present federal securities laws of the United States, laws of the State of Oregon or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise. We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to its incorporation by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. Very Truly Yours, /s/ Stoel Rives LLP STOEL RIVES LLP